Exhibit 99.1
CONSOLIDATED FINANCIAL STATEMENTS OF DOTDASH MEREDITH INC.

Index
Consolidated Financial Statements
DOTDASH MEREDITH INC.
CONSOLIDATED BALANCE SHEET
(Unaudited)

	September 30, 2025	December 31, 2024
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$280,370	$249,927
Accounts receivable, net	345,204	409,127
Other current assets	59,553	80,905
Total current assets	685,127	739,959

Leasehold improvements, buildings, land, equipment and capitalized software, net	114,463	122,823
Goodwill	1,499,873	1,499,873
Intangible assets, net of accumulated amortization	411,834	479,088
Other non-current assets	260,441	330,930
TOTAL ASSETS	$2,971,738	$3,172,673

LIABILITIES AND SHAREHOLDER’S EQUITY
LIABILITIES:
Current portion of long-term debt	$22,750	$35,000
Accounts payable, trade	29,174	34,105
Deferred revenue	21,434	18,569
Accrued expenses and other current liabilities	329,411	384,774
Total current liabilities	402,769	472,448

Long-term debt, net	1,406,840	1,435,007
Other long-term liabilities	218,489	369,340

Commitments and contingencies

SHAREHOLDER’S EQUITY:
Common stock, $0.01 par value per share; authorized 500,000 shares; 317,570 shares issued and outstanding	3	3
Additional paid-in capital	1,604,671	1,556,899
Accumulated deficit	(646,872)	(650,336)
Accumulated other comprehensive loss	(14,162)	(10,688)
Total shareholder’s equity	943,640	895,878
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$2,971,738	$3,172,673

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Revenue	$429,827	$439,463	$1,250,268	$1,255,164
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	168,249	167,474	479,358	486,909
Selling and marketing expense	124,538	123,562	368,508	363,568
General and administrative expense	49,302	52,470	116,949	158,341
Product development expense	30,494	33,148	90,993	100,900
Depreciation	6,190	5,714	20,584	20,287
Amortization of intangibles	22,521	35,034	67,357	105,589
Total operating costs and expenses	401,294	417,402	1,143,749	1,235,594
Operating income	28,533	22,061	106,519	19,570
Interest expense	(27,636)	(34,656)	(93,117)	(103,810)
Other income, net	4,866	7,545	9,859	14,825
Earnings (loss) before income taxes	5,763	(5,050)	23,261	(69,415)
Income tax (provision) benefit	(1,436)	1,804	(19,797)	21,260
Net earnings (loss)	$4,327	$(3,246)	$3,464	$(48,155)

Stock-based compensation expense by function:
Cost of revenue	$377	$483	$1,151	$1,705
Selling and marketing expense	817	596	2,179	2,026
General and administrative expense	5,864	4,174	15,340	13,933
Product development expense	664	579	1,748	2,197
Total stock-based compensation expense	$7,722	$5,832	$20,418	$19,861

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Net earnings (loss)	$4,327	$(3,246)	$3,464	$(48,155)
Other comprehensive (loss) income, net of income taxes:
Change in net unrealized losses on interest rate swaps	(158)	(6,462)	(2,768)	(2,191)
Change in foreign currency translation adjustment	(598)	480	(706)	349
Total other comprehensive loss, net of income taxes	(756)	(5,982)	(3,474)	(1,842)
Comprehensive income (loss)	$3,571	$(9,228)	$(10)	$(49,997)

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH INC.
CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY
Three and nine months ended September 30, 2025
(Unaudited)

	Common Stock, $0.01 par value		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholder’s Equity
	$	Shares
	(In thousands, except share data)
Balance at June 30, 2025	$3	317,570	$1,622,065	$(651,199)	$(13,406)	$957,463
Net earnings	—	—	—	4,327	—	4,327
Other comprehensive loss	—	—	—	—	(756)	(756)
Stock-based compensation expense	—	—	7,722	—	—	7,722
Contributions from IAC	—	—	55,000	—	—	55,000
Distribution to IAC	—	—	(80,000)	—	—	(80,000)
Withholding taxes paid on behalf of employees on net settled stock-based awards	—	—	(45)	—	—	(45)
Reimbursement to IAC for settlement of equity awards held by employees	—	—	(71)	—	—	(71)
Balance at September 30, 2025	$3	317,570	$1,604,671	$(646,872)	$(14,162)	$943,640

	Common Stock, $0.01 par value		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholder’s Equity
	$	Shares
	(In thousands, except share data)
Balance at December 31, 2024	$3	317,570	$1,556,899	$(650,336)	$(10,688)	$895,878
Net earnings	—	—	—	3,464	—	3,464
Other comprehensive loss	—	—	—	—	(3,474)	(3,474)
Stock-based compensation expense	—	—	20,418	—	—	20,418
Contributions from IAC	—	—	135,000	—	—	135,000
Distribution to IAC	—	—	(80,000)	—	—	(80,000)
Withholding taxes paid on behalf of employees on net settled stock-based awards	—	—	(13,338)	—	—	(13,338)
Reimbursement to IAC for settlement of equity awards held by employees	—	—	(14,308)	—	—	(14,308)
Balance at September 30, 2025	$3	317,570	$1,604,671	$(646,872)	$(14,162)	$943,640

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH INC.
CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY
Three and nine months ended September 30, 2024
(Unaudited)

	Common Stock, $0.01 par value		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholder’s Equity
	$	Shares
	(In thousands, except share data)
Balance at June 30, 2024	$3	317,570	$1,602,252	$(683,204)	$(8,401)	$910,650
Net loss	—	—	—	(3,246)	—	(3,246)
Other comprehensive loss	—	—	—	—	(5,982)	(5,982)
Stock-based compensation expense	—	—	5,832	—	—	5,832
Contribution from IAC	—	—	20,000	—	—	20,000
Distribution to IAC	—	—	(50,000)	—	—	(50,000)
Reimbursement to IAC for settlement of subsidiary denominated equity awards	—	—	(1,071)	—	—	(1,071)
Balance at September 30, 2024	$3	317,570	$1,577,013	$(686,450)	$(14,383)	$876,183

	Common Stock, $0.01 par value		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholder’s Equity
	$	Shares
	(In thousands, except share data)
Balance at December 31, 2023	$—	1,000	$1,644,956	$(638,295)	$(12,541)	$994,120
Net loss	—	—	—	(48,155)	—	(48,155)
Other comprehensive loss	—	—	—	—	(1,842)	(1,842)
Stock-based compensation expense	—	—	19,861	—	—	19,861
Contributions from IAC	—	—	125,000	—	—	125,000
Distributions to IAC	—	—	(210,000)	—	—	(210,000)
Reimbursement to IAC for settlement of equity awards held by employees	—	—	(2,801)	—	—	(2,801)
Dotdash Meredith Inc. merger	3	316,570	(3)	—	—	—
Balance at September 30, 2024	$3	317,570	$1,577,013	$(686,450)	$(14,383)	$876,183

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

DOTDASH MEREDITH INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(In thousands)
Cash flows from operating activities:
Net earnings (loss)	$3,464	$(48,155)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Amortization of intangibles	67,357	105,589
Non-cash lease expense	24,757	26,452
Depreciation	20,584	20,287
Stock-based compensation expense	20,418	19,861
Deferred income taxes	17,010	(30,365)
Net gains on amendments and early terminations of lease agreements	(42,193)	—
Other adjustments, net	11,041	(3,609)
Changes in assets and liabilities:
Accounts receivable	50,856	28,194
Other assets	2,495	51,779
Operating lease liabilities	(76,781)	(34,037)
Accounts payable and other liabilities	(27,452)	(15,448)
Income taxes payable and receivable	(16,910)	(7,872)
Deferred revenue	2,457	592
Net cash provided by operating activities	57,103	113,268
Cash flows from investing activities:
Capital expenditures	(12,212)	(9,336)
Proceeds from the sale of a portion of the retirement investment fund	11,948	2,326
Purchase of retirement investment fund	—	(15,253)
Net proceeds from the sales of assets	4,002	12,745
Collection of a note receivable	—	8,933
Other, net	668	220
Net cash provided by (used in) investing activities	4,406	(365)
Cash flows from financing activities:
Principal payments on the Term Loans	(1,430,148)	(22,500)
Net proceeds from the Term Loans refinancing	991,451	—
Proceeds from the issuance of the 2032 Notes	400,000	—
Debt issuance and deferred financing costs	(12,937)	—
Contributions from IAC	135,000	125,000
Distributions to IAC	(80,000)	(210,000)
Reimbursement to IAC for the settlement of equity awards held by employees	(20,373)	(2,698)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(13,338)	—
Other, net	—	(63)
Net cash used in financing activities	(30,345)	(110,261)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(184)	219
Net increase in cash and cash equivalents and restricted cash	30,980	2,861
Cash and cash equivalents and restricted cash at beginning of period	257,122	268,699
Cash and cash equivalents and restricted cash at end of period	$288,102	$271,560

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1—THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
On July 31, 2025, Dotdash Meredith Inc. was rebranded “People Inc.” Dotdash Meredith Inc. remains the entity’s legal name. Dotdash Meredith Inc. and its subsidiaries are referred to herein as “People Inc.,” the “Company,” “we,” “our,” “us” or similar terms, unless the context requires otherwise.
Nature of Operations
People Inc. is one of the largest digital and print publishers in America and is committed to content—made by people for people—that delights, teaches, inspires and entertains. More than 175 million people trust People Inc. each month to help them make decisions, take action and find inspiration. People Inc.’s over 40 iconic brands include PEOPLE, Better Homes & Gardens, Verywell, Food & Wine, Travel + Leisure, Allrecipes, REAL SIMPLE, Investopedia, and Southern Living.
People Inc. is a wholly-owned subsidiary of IAC Inc. (“IAC”).
The Company has two operating segments: (i) Digital, which includes its digital, mobile and licensing operations; and (ii) Print, which includes its magazine subscription and newsstand operations.
Basis of Presentation
The Company prepares its consolidated financial statements (referred to herein as “financial statements”) in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). The financial statements include all accounts of the Company, and all entities that are wholly-owned by the Company and all entities in which the Company has a controlling interest. All intercompany transactions and balances between entities comprising the Company have been eliminated.
For the purpose of the financial statements, income taxes have been computed for the Company on an as if standalone, separate tax return basis. See “Note 7—Income Taxes” for additional information.
The unaudited interim financial statements have been prepared in accordance with GAAP for interim financial information and with the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all the information and notes required by GAAP for complete annual financial statements. In the opinion of management, the unaudited interim financial statements include all normal recurring adjustments considered necessary for a fair presentation. Interim results are not necessarily indicative of the results that may be expected for the full year. The unaudited interim financial statements should be read in conjunction with the annual audited financial statements of the Company and notes thereto for the year ended December 31, 2024 furnished to the SEC on Form 8-K on February 28, 2025.
Accounting Estimates
Management of the Company is required to make certain estimates, judgments and assumptions, if applicable, during the preparation of its financial statements in accordance with GAAP. These estimates, judgments and assumptions affect the amounts reported in the financial statements and the disclosures in the accompanying notes. Actual results could differ from these estimates.
On an ongoing basis, the Company evaluates its estimates, judgments and assumptions, if applicable, including those related to: the fair value of cash equivalents; the carrying value of accounts receivable, including the determination of the allowance for credit losses; the recoverability of right-of-use assets (“ROU assets”); the useful lives and recoverability of leasehold improvements, buildings, equipment and capitalized software and definite-lived intangible assets; the recoverability of goodwill and indefinite-lived intangible assets; the fair value of interest rate swaps; the fair value of a retirement investment fund; contingencies; unrecognized tax benefits; the valuation allowance for deferred income tax assets; pension and post-retirement benefit plan assets and liabilities, including actuarial assumptions regarding discount rates, expected returns on plan assets, inflation and healthcare costs; and the fair value of and forfeiture rates for stock-based awards, among others. The Company bases its estimates, judgments and assumptions on historical experience, its forecasts and budgets and other factors that the Company considers relevant.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Amendments and Early Terminations of Lease Agreement
During the first quarter of 2025, the Company amended a lease for the surrender of certain unoccupied office space early, for a total payment of $43.1 million, consisting of equal payments paid in January and April 2025. During the third quarter of 2025, the Company entered into an additional amendment to the lease, which provided for the surrender of additional office space early for a total payment of $8.5 million. As of September 30, 2025, $4.3 million remains outstanding and is expected to be paid in January 2026. Prior to these amendments, the lease for this office space would have expired in 2032. The Company recorded net gains related to each of these amendments of $5.2 million and $41.5 million for the three and nine months ended September 30, 2025, respectively, which is reflected in “General and administrative expense” in the statement of operations.
General Revenue Recognition
The Company accounts for a contract with a customer when it has approval and commitment from all authorized parties, the rights of the parties and payment terms are identified, the contract has commercial substance and collectability of the consideration is probable. Revenue is recognized when control of the promised services or goods is transferred to the Company’s customers and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services or goods.
The Company’s disaggregated revenue disclosures are presented in “Note 5—Segment Information.”
Practical Expedients and Exemptions
For contracts that have an original duration of one year or less, the Company uses the practical expedient available under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), applicable to such contracts and does not consider the time value of money.
In addition, as permitted under the practical expedient available under ASC 606, the Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less, (ii) contracts with variable consideration that is tied to sales-based or usage-based royalties, allocated entirely to unsatisfied performance obligations, or to a wholly unsatisfied promise accounted for under the series guidance and (iii) contracts for which the Company recognizes revenue at the amount which it has the right to invoice for services performed.
The Company also applies the practical expedient to expense commissions paid pursuant to sales incentive programs as incurred where the anticipated customer relationship period is one year or less.
Deferred Revenue
Deferred revenue consists of payments that are received or are contractually due in advance of the Company’s performance obligation. The Company’s deferred revenue is reported on a contract-by-contract basis at the end of each reporting period. The Company classifies deferred revenue as current when the remaining term or expected completion of its performance obligation is one year or less.
The following table presents the changes in deferred revenue:

	Nine Months Ended September 30,
	2025	2024
	(In thousands)
Balance at January 1	$18,626	$17,638
Beginning deferred revenue balance recognized during the period	(17,637)	(17,208)
Net change primarily due to timing of collections and recognition	20,445	18,983
Balance at September 30	$21,434	$19,413
At September 30, 2025, all deferred revenue was current. Non-current deferred revenue was less than $0.1 million at December 31, 2024, and is included in “Other long-term liabilities” in the balance sheet.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Recent Accounting Pronouncements
Recent Accounting Pronouncements Adopted by the Company
There were no recently issued pronouncements adopted by the Company during the nine months ended September 30, 2025.
Recent Accounting Pronouncements Not Yet Adopted by the Company
Accounting Standards Update (“ASU”) No. 2023-09—Income Taxes (Topic 740)—Improvements to Income Tax Disclosures
In December 2023, the FASB issued ASU No. 2023-09, which establishes required categories and a quantitative threshold for the annual tabular rate reconciliation disclosures and disaggregated jurisdictional disclosures of income taxes paid. The guidance’s annual requirements are effective for the Company beginning with the reporting period for the fiscal year ending December 31, 2025. ASU No. 2023-09 may be applied either prospectively or retrospectively. The Company will adopt ASU No. 2023-09 in its financial statements for the year ending December 31, 2025 on a retrospective basis. ASU No. 2023-09 does not affect the Company’s results of operations, financial condition or cash flows.
ASU No. 2024-03—Income Statement-Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40)—Disaggregation of Income Statement Expenses
In November 2024, the FASB issued ASU No. 2024-03, which is intended to provide users of financial statements with more decision-useful information about expenses of a public business entity, primarily through enhanced disclosures of certain components of expenses commonly presented within captions on the statement of operations, such as purchases of inventory, employee compensation, depreciation and amortization, as well as a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively. ASU No. 2024-03 also requires disclosure of the total amount of selling expenses and, in annual reporting periods, the definition of selling expenses. ASU No. 2024-03 is effective for fiscal years beginning after December 15, 2026 and for interim periods beginning after December 15, 2027. Early adoption is permitted, and ASU No. 2024-03 may be applied either prospectively or retrospectively. The Company is currently assessing ASU No. 2024-03, its impact on its disclosures and the method of adoption. ASU No. 2024-03 does not affect the Company’s results of operations, financial condition or cash flows. The Company does not plan to early adopt ASU No. 2024-03.
ASU No. 2025-06—Intangibles—Goodwill and Other— Internal-Use Software (Subtopic 350-40): Targeted Improvements to Accounting for Internal-Use Software
In September 2025, the FASB issued ASU No. 2025-06, which amends the existing standard by removing references to software development project stages and clarifying the criteria for capitalization. ASU No. 2025-06 is effective for fiscal years beginning after December 15, 2027 and for interim periods within those fiscal years. Early adoption is permitted, and ASU No. 2025-06 may be applied prospectively, retrospectively or with a modified transition approach. The Company is currently assessing the timing and method of the adoption of ASU No. 2025-06, and its impact on its results of operations, financial condition and cash flows.
Stockholder’s Equity Correction
In the first quarter of 2025, the Company retroactively corrected the presentation of “Common stock,” “Additional paid-in capital” and “Shares issued and outstanding” in the balance sheet and statement of shareholder’s equity. An error occurred following the March 1, 2024 merger of the Company, whereby the existing parent entity, Dotdash Meredith, Inc. merged into its subsidiary Dotdash Media Inc. Upon the effectiveness of the merger, the subsidiary’s name was amended and renamed Dotdash Meredith Inc. This correction has no impact on the Company’s results of operations, financial condition or cash flows. The Company assessed the materiality of these adjustments and concluded they were quantitatively and qualitatively immaterial.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

NOTE 2—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS
The Company categorizes its financial instruments measured at fair value into a fair value hierarchy that prioritizes the inputs used in pricing the asset or liability. The three levels of the fair value hierarchy are:
•Level 1: Observable inputs obtained from independent sources, such as quoted market prices for identical assets and liabilities in active markets.
•Level 2: Other inputs, which are observable directly or indirectly, such as quoted market prices for similar assets or liabilities in active markets, quoted market prices for identical or similar assets or liabilities in markets that are not active and inputs that are derived principally from or corroborated by observable market data. The fair values of the Company’s Level 2 financial assets are primarily obtained from observable market prices for identical underlying securities that may not be actively traded. Certain of these securities may have different market prices from multiple market data sources, in which case an average market price is used.
•Level 3: Unobservable inputs for which there is little or no market data and require the Company to develop its own assumptions, based on the best information available in the circumstances, about the assumptions market participants would use in pricing the assets or liabilities.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following tables present the Company’s financial instruments that are measured at fair value on a recurring basis:

	September 30, 2025
	Level 1	Level 2	Level 3	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$245,680	$—	$—	$245,680
Time deposits	—	20,044	—	20,044
Other current assets:
Retirement investment fund	—	1,980	—	1,980
Total	$245,680	$22,024	$—	$267,704

Liabilities:
Other long-term liabilities:
Interest rate swaps(a)	$—	$(1,917)	$—	$(1,917)
_____________________
(a) Interest rate swaps relate to the $350 million notional amount which hedge the Company’s Term Loan B-2 and, prior to the effectiveness of Amendment No. 3 to the Credit Agreement and Second Amendment to the Security Agreement, Term Loan B-1. See “Note 3—Long-term Debt” for additional information. The fair value of interest rate swaps was determined using discounted cash flows derived from observable market prices, including swap curves, which are Level 2 inputs.

	December 31, 2024
	Level 1	Level 2	Level 3	Total Fair Value Measurements
	(In thousands)
Assets:
Cash equivalents:
Money market funds	$207,389	$—	$—	$207,389
Time deposits	—	18,098	—	18,098
Other current assets:
Retirement investment fund	—	13,763	—	13,763
Other non-current assets:
Interest rate swaps(a)	—	1,715	—	1,715
Total	$207,389	$33,576	$—	$240,965
Assets measured at fair value on a nonrecurring basis
The Company’s non-financial assets, such as goodwill, intangible assets, ROU assets, leasehold improvements, buildings, equipment and capitalized software, are adjusted to fair value only when an impairment is recognized. Such fair value measurements are based predominantly on Level 3 inputs.
Financial instruments measured at fair value only for disclosure purposes
The total fair value of the outstanding long-term debt, including the current portion, is estimated using observable market prices or indices for similar liabilities, which are Level 2 inputs, and was approximately $1.44 billion and $1.49 billion at September 30, 2025 and December 31, 2024, respectively.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

NOTE 3—LONG-TERM DEBT
Long-term debt consists of:

	September 30, 2025	December 31, 2024
	(In thousands)
Term Loan A-1 due May 14, 2030	$345,625	$—
Term Loan B-2 due June 16, 2032	700,000	—
7.625% Senior Secured Notes due June 15, 2032; interest payable each June 15 and December 15	400,000	—
Term Loan A due December 1, 2026	—	297,500
Term Loan B-1 due December 1, 2028	—	1,182,500
Total long-term debt	1,445,625	1,480,000
Less: current portion of long-term debt	22,750	35,000
Less: original issue discount	3,512	3,512
Less: unamortized debt issuance costs	12,523	6,481
Total long-term debt, net	$1,406,840	$1,435,007
On November 26, 2024, the Company entered into Amendment No. 1 to the Credit Agreement (“Amendment No. 1”), which governed both the Term Loan A and the then existing revolving credit facility, and replaced $1.18 billion of the then outstanding Term Loan B principal with an equal amount of the Term Loan B-1 due December 1, 2028. On May 14, 2025, the Company entered into the Incremental Assumption Agreement and Amendment No. 2 to the Credit Agreement (“Amendment No. 2”), which (1) replaced $288.8 million of the then outstanding Term Loan A due December 1, 2026 with $350 million of the Term Loan A-1 due May 14, 2030 (“Term Loan A-1”) and (2) provided for a new five-year $150 million revolving credit facility (“Revolving Facility”) that expires on May 14, 2030, which replaced the then existing revolving credit facility that expired on December 1, 2026. On June 16, 2025, the Company completed the refinancing and replacement of its then outstanding $1.18 billion Term Loan B-1 due December 1, 2028 with a combination of $700 million of the Term Loan B-2 due June 16, 2032 (“Term Loan B-2”) and $400 million of the 7.625% Senior Secured Notes due June 15, 2032 (“2032 Notes”). On June 16, 2025, the Company also entered into an indenture that governs the 2032 Notes (the “Indenture”) and Amendment No. 3 to the Credit Agreement and Second Amendment to the Security Agreement (“Amendment No. 3”), which governs the new Term Loan A-1, Term Loan B-2 and Revolving Facility. The Term Loan A, Term Loan A-1, Term Loan B, Term Loan B-1 and Term Loan B-2 are collectively referred to herein as the “Term Loans.” In addition to extending the maturity dates of the Company’s debt, the refinancing transactions resulted in a net decrease in debt of $21.3 million, which was funded by cash on hand.
During the second quarter of 2025, the Company recorded an extinguishment loss of $8.5 million to write off a pro-rata amount of unamortized capitalized costs and the original issue discount related to the previously outstanding Term Loans and the then existing revolving credit facility as a result of the refinancing transactions. Debt issuance costs and original issuance discount related to the refinancing transactions of $12.9 million and $3.5 million, respectively, were recorded and are presented as a reduction of the carrying value of the related debt in the balance sheet. The deferred financing costs of $0.8 million related to the Revolving Facility were capitalized and are included in “Other non-current assets” in the balance sheet. The extinguishment loss is recorded in “Interest expense” in the statement of operations. Fees incurred of $0.6 million that did not qualify for capitalization are recorded in “Other income, net” in the statement of operations.
The Company has never made any borrowings under any of its revolving credit facilities. The annual commitment fee on undrawn funds is based on the Company’s most recently reported consolidated net leverage ratio, as defined in the governing agreements, and was 35 and 40 basis points at September 30, 2025 and December 31, 2024, respectively. Any borrowings under the Revolving Facility would bear interest, at the Company’s option, at either a base rate or secured overnight financing rate (“SOFR”), plus an applicable margin, which is based on the Company’s consolidated net leverage ratio.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

As of the last day of any calendar quarter, subject to certain exemptions and increases for qualifying material acquisitions, the governing agreements require the Company to maintain a consolidated net leverage ratio as of the last day of such quarter of no greater than 5.5 to 1.0, all as defined in the governing agreements. The governing agreements contain additional covenants that would limit the Company’s ability to pay dividends, incur incremental secured indebtedness or make distributions or certain investments in the event a default has occurred or if the Company’s consolidated net leverage ratio exceeds 4.0 to 1.0, subject to certain available amounts, all as defined in the governing agreements. The Company’s consolidated net leverage ratio was less than 4.0 to 1.0 for the test periods ended September 30, 2025 and December 31, 2024.
The governing agreements allow IAC to contribute cash to the Company, which IAC has in the past and may in the future, to provide, among other things, additional liquidity to improve the Company’s consolidated net leverage ratios for any test period. These agreements also allow the Company to make distributions to IAC in amounts not to exceed these capital contributions, provided that no default has occurred and is continuing. In June and September 2025, IAC contributed $80 million and $55 million, respectively, to the Company, which the Company subsequently distributed to IAC in July and October 2025, respectively. The June contribution resulted in an improvement to the Company’s consolidated net leverage ratio that enabled the Company to reduce the interest rate on the Term Loan A-1 and the commitment fee on the Revolving Facility during the third quarter of 2025. As of June 30 and September 30, 2025, the net leverage ratio was less than 4.0 to 1.0 when calculated with or without the 2025 contributions. In March, June and September 2024, IAC contributed $55 million, $50 million and $20 million, respectively, to the Company, which the Company subsequently distributed to IAC in April, July and October 2024, respectively. The 2024 contributions had no impact on the Company’s consolidated net leverage ratio compliance; the ratios were greater than 4.0 to 1.0 but less than 5.5 to 1.0 as of March 31, June 30 and September 30, 2024 when calculated with or without the 2024 contributions.
The obligations under the governing agreements are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries and are secured by substantially all of the assets of the Company and those subsidiaries.
Long-term Debt Maturities:
The Term Loan A-1 requires quarterly principal payments, which commenced September 30, 2025, of $4.4 million through December 31, 2027, $8.8 million thereafter through December 31, 2028 and $13.1 million thereafter through maturity. The Term Loan B-2 requires quarterly principal payments of $1.8 million commencing March 31, 2026 through maturity. Annually, the Term Loan B-2 may require additional principal payments as part of an excess cash flow sweep provision, the amount of which is determined, in part, by the Company’s applicable net leverage ratio and is further subject to the excess cash flow exceeding certain thresholds as defined in the governing agreements. No such payment was required on the Term Loan B-1 related to the period ended December 31, 2024.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Long-term debt maturities at September 30, 2025 are summarized in the table below:

Year Ending December 31,	(In thousands)
Remainder of 2025	$4,375
2026	24,500
2027	24,500
2028	42,000
2029	59,500
Thereafter	1,290,750
Total	1,445,625
Less: current portion of long-term debt	22,750
Less: unamortized original issue discount	3,512
Less: unamortized debt issuance costs	12,523
Total long-term debt, net	$1,406,840
Any time prior to June 15, 2028, the Company may redeem all or a part of the 2032 Notes, by providing notice pursuant to the Indenture, at a redemption price equal to 100% of the principal amount of the 2032 Notes to be redeemed plus the applicable premium, as defined in the Indenture, and accrued and unpaid interest, if any, to, but not including, the date of redemption. On and after June 15, 2028, the 2032 Notes may be redeemed at the prices set forth below (expressed as percentages of principal amount of the 2032 Notes to be redeemed), plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2028	103.813%
2029	101.906%
2030 and thereafter	100.000%
Prior to June 15, 2028, during each twelve-month period commencing with June 16, 2025, up to 10% of the aggregate principal amount of the 2032 Notes may be redeemed at a redemption price equal to 103.0% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.
Interest Rates and Interest Rate Swaps:
Prior to the effectiveness of Amendment No. 2 and Amendment No. 3, the Term Loan A bore interest at an adjusted term SOFR plus an applicable margin depending on the Company’s most recently reported consolidated net leverage ratio, each as defined in the governing agreements. The adjustment to SOFR was fixed at 0.10% under Amendment No. 1, and such adjustment was removed upon the execution of Amendment No. 2. At September 30, 2025, the Term Loan A-1 bore interest at SOFR plus 2.00%, or 6.14%. At December 31, 2024, the Term Loan A bore interest at an adjusted term SOFR plus 2.25%, or 6.94%. At September 30, 2025 and December 31, 2024, the Term Loan B-2 and the Term Loan B-1, respectively, bore interest at SOFR, subject to a minimum of 0.50%, plus 3.50%, or 7.78% and 8.05%, respectively, as the applicable margin was unchanged under the governing agreements. Interest payments are due at least quarterly through the respective maturity dates of the Term Loans.
The Company holds interest rate swaps with a total notional amount of $350 million, which synthetically convert a portion of the Term Loan B-2 and, prior to the effectiveness of Amendment No. 3, the Term Loan B-1, from a variable rate to a fixed rate to manage interest rate risk exposure until April 1, 2027. Should SOFR continue to equal or exceed 0.50%, then the fixed rate for the Term Loan B-2 will be approximately 7.32% ((i) the weighted average fixed interest rate of approximately 3.82% on the interest rate swaps and (ii) the base rate of 3.50%). In the event SOFR becomes less than 0.50%, then the interest rate swaps would be fixed in a range from approximately 7.32% to 7.42% as determined by the governing agreements.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The Company has designated the interest rate swaps as cash flow hedges and applies hedge accounting to these contracts in accordance with FASB ASC Topic 815, Derivatives and Hedging. As cash flow hedges, the interest rate swaps are recognized at fair value on the balance sheet as either assets or liabilities, with the changes in fair value recorded in “Accumulated other comprehensive loss” in the balance sheet. Realized gains or losses are reclassified into “Interest expense” in the statement of operations. The cash flows related to interest settlements of the hedged monthly interest payments are classified as operating activities in the statement of cash flows, consistent with the interest expense on the related Term Loan B-2 and the Term Loan B-1.
The Company assessed hedge effectiveness at the time of entering into these agreements and determined these interest rate swaps are expected to be highly effective. The Company evaluates the hedge effectiveness of the interest rate swaps quarterly, or more frequently, if necessary, by verifying (i) that the critical terms of the interest rate swaps continue to match the critical terms of the hedged interest payments and (ii) that it is probable the counterparties will not default. If the two requirements are met, the interest rate swaps are determined to be effective and all changes in the fair value of the interest rate swaps are recorded in “Accumulated other comprehensive loss.” See “Note 4—Accumulated Other Comprehensive Loss” for the net unrealized gains and losses before reclassifications in “Accumulated other comprehensive loss” and realized gains reclassified into “Interest expense” for the three and nine months ended September 30, 2025 and 2024. At September 30, 2025, $0.8 million is expected to be reclassified into interest expense within the next twelve months as net realized losses.
NOTE 4—ACCUMULATED OTHER COMPREHENSIVE LOSS
The following tables present the components of accumulated other comprehensive loss, net of income tax:

	Three Months Ended September 30, 2025
	Foreign Currency Translation Adjustment	Unrealized (Losses) Gains on Interest Rate Swaps	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at July 1	$(12,103)	$(1,303)	$(13,406)
Other comprehensive (loss) income before reclassifications	(598)	294	(304)
Amounts reclassified to earnings	—	(452)	(452)
Net current period other comprehensive loss	(598)	(158)	(756)
Balance at September 30	$(12,701)	$(1,461)	$(14,162)

	Three Months Ended September 30, 2024
	Foreign Currency Translation Adjustment	Unrealized Gains (Losses) on Interest Rate Swaps	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at July 1	$(11,976)	$3,575	$(8,401)
Other comprehensive income (loss) before reclassifications	480	(5,136)	(4,656)
Amounts reclassified to earnings	—	(1,326)	(1,326)
Net current period other comprehensive income (loss)	480	(6,462)	(5,982)
Balance at September 30	$(11,496)	$(2,887)	$(14,383)

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

	Nine Months Ended September 30, 2025
	Foreign Currency Translation Adjustment	Unrealized Gains (Losses) On Interest Rate Swaps	Accumulated Other Comprehensive Loss
	(In thousands)
Balance at January 1	$(11,995)	$1,307	$(10,688)
Other comprehensive loss before reclassifications	(706)	(1,423)	(2,129)
Amounts reclassified to earnings	—	(1,345)	(1,345)
Net current period other comprehensive loss	(706)	(2,768)	(3,474)
Balance at September 30	$(12,701)	$(1,461)	$(14,162)

	Nine Months Ended September 30, 2024
	Foreign Currency Translation Adjustment	Unrealized (Losses) Gains On Interest Rate Swaps	Accumulated Other Comprehensive (Loss) Income
	(In thousands)
Balance at January 1	$(11,845)	$(696)	$(12,541)
Other comprehensive income before reclassifications	349	1,810	2,159
Amounts reclassified to earnings	—	(4,001)	(4,001)
Net current period other comprehensive income (loss)	349	(2,191)	(1,842)
Balance at September 30	$(11,496)	$(2,887)	$(14,383)
At September 30, 2025 and 2024, there was $0.5 million and $0.9 million of deferred income tax benefits, respectively, related to unrealized losses on interest rate swaps.
NOTE 5—SEGMENT INFORMATION
The overall concept that the Company employs in determining its operating segments is to present the financial information in a manner consistent with the chief operating decision maker’s (“CODM”) view of the business. The Chief Executive Officer is the CODM of the Company. In determining our operating segments, we consider how the business is organized as to segment management and the focus of the business with regards to the types of services or products offered or the target market. The Company’s operating segments are the same as the reportable segments.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Disaggregated Revenue
The following table presents revenue by segment:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Digital	$269,022	$246,431	$753,599	$693,836
Print	168,979	198,515	516,315	576,096
Intersegment eliminations(a)	(8,174)	(5,483)	(19,646)	(14,768)
Total	$429,827	$439,463	$1,250,268	$1,255,164
_____________________
(a) The intersegment elimination is related to Digital performance marketing commissions earned for the placement of magazine subscriptions and Digital advertising revenue related to media campaigns sold by an agency business within Print.

The following table presents the revenue of the Company’s segments disaggregated by type of service:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Digital:
Advertising revenue	$161,204	$165,562	$456,951	$451,890
Performance marketing revenue	72,395	52,324	190,716	157,410
Licensing and other revenue	35,423	28,545	105,932	84,536
Total Digital revenue	269,022	246,431	753,599	693,836
Print:
Subscription revenue	71,294	81,195	219,110	235,301
Advertising revenue	38,695	47,105	112,732	134,714
Project and other revenue	28,201	37,380	85,308	103,924
Newsstand revenue	25,510	25,706	80,134	76,124
Performance marketing revenue	5,279	7,129	19,031	26,033
Total Print revenue	168,979	198,515	516,315	576,096
Intersegment eliminations(a)	(8,174)	(5,483)	(19,646)	(14,768)
Total revenue	$429,827	$439,463	$1,250,268	$1,255,164

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Segment Expenses
The following table presents the significant segment expenses regularly provided to the CODM for each of the Company’s segments that are included in determining Segment Adjusted EBITDA, which is the Company’s segment reporting performance measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Digital:
Cost of revenue	$81,100	$71,267	$227,561	$198,548
Selling and marketing expense	70,162	54,888	195,208	163,003
General and administrative expense	25,554	23,758	76,928	74,420
Product development expense	28,247	30,116	84,579	91,058
Total Digital expenses	205,063	180,029	584,276	527,029
Print:
Cost of revenue	89,012	95,724	254,747	286,673
Selling and marketing expense	59,493	73,561	186,666	213,290
General and administrative expense	11,552	12,164	32,711	37,718
Product development expense	1,583	2,453	4,666	7,645
Total Print expenses	161,640	183,902	478,790	545,326
Other:
Other(b)(c)	6,332	12,374	(8,030)	32,270
Intersegment eliminations	(8,174)	(5,483)	(19,646)	(14,768)
Total expenses	$364,861	$370,822	$1,035,390	$1,089,857
___________________
(b) Other comprises unallocated corporate expenses.
(c) The three months ended September 30, 2025 include a net gain of $5.2 million from an amendment of a lease, which provided for the surrender of certain office space early. The nine months ended September 30, 2025 include net gains of $41.5 million resulting from amendments of a lease, which provided for the surrender of certain office space early, reflecting $36.2 million recognized in the first quarter of 2025 from the surrender of certain unoccupied office space early and $5.2 million described above. See “Note 1—The Company and Summary of Significant Accounting Policies” for additional information.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Segment Reporting Performance Measure and Reconciliations
Adjusted EBITDA is the segment reporting performance measure used by the CODM as one of the metrics by which we evaluate the performance of our businesses and our internal budgets are based and may impact management compensation. Adjusted EBITDA is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and impairments of goodwill and intangible assets, if applicable, and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, if applicable.
Approximately one-half of our consolidated annual Adjusted EBITDA is generated in the fourth quarter of each fiscal year. This is due to the concentration of spending by advertisers, which drives higher advertising revenue, and consumer spending, which drives higher performance marketing revenue, during the year-end holiday selling season.
The following table presents a summary of Segment Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Digital	$63,959	$66,402	$169,323	$166,807
Print	7,339	14,613	37,525	30,770
Other(b)(c)	(6,332)	(12,374)	8,030	(32,270)
Total Segment Adjusted EBITDA	$64,966	$68,641	$214,878	$165,307
The following table reconciles total Segment Adjusted EBITDA to earnings (loss) before income taxes:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Total Segment Adjusted EBITDA	$64,966	$68,641	$214,878	$165,307
Stock-based compensation expense	(7,722)	(5,832)	(20,418)	(19,861)
Depreciation	(6,190)	(5,714)	(20,584)	(20,287)
Amortization of intangibles	(22,521)	(35,034)	(67,357)	(105,589)
Interest expense	(27,636)	(34,656)	(93,117)	(103,810)
Other income, net	4,866	7,545	9,859	14,825
Earnings (loss) before income taxes	$5,763	$(5,050)	$23,261	$(69,415)
Segment Assets
Segment asset information is not regularly presented to the CODM.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Geographic Information
Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Revenue:
United States	$405,346	$415,638	$1,178,579	$1,176,691
All other countries	24,481	23,825	71,689	78,473
Total	$429,827	$439,463	$1,250,268	$1,255,164

	September 30, 2025	December 31, 2024
	(In thousands)
Long-lived assets (excluding goodwill and intangible assets):
United States	$271,962	$341,156
All other countries	1,749	2,284
Total	$273,711	$343,440
NOTE 6—PENSION AND POST-RETIREMENT BENEFIT PLANS
The following tables present the components of net periodic benefit cost (credit) for the pension and post-retirement benefit plans:

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
	Pension		Post-Retirement	Pension		Post-Retirement
	Domestic	International	Domestic	Domestic	International	Domestic
	(In thousands)
Service cost	$—	$—	$—	$50	$—	$1
Interest cost	33	5,532	53	289	4,892	51
Expected return on plan assets	—	(5,518)	—	(181)	(4,891)	—
Actuarial loss (gain) recognition	20	—	—	(4,353)	—	—
Net periodic benefit cost (credit)	$53	$14	$53	$(4,195)	$1	$52

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
	Pension		Post-Retirement	Pension		Post-Retirement
	Domestic	International	Domestic	Domestic	International	Domestic
	(In thousands)
Service cost	$—	$—	$—	$152	$—	$1
Interest cost	107	16,140	159	1,760	14,438	154
Expected return on plan assets	—	(16,102)	—	(1,293)	(14,438)	—
Actuarial loss (gain) recognition	60	—	—	(5,457)	—	—
Net periodic benefit cost (credit)	$167	$38	$159	$(4,838)	$—	$155

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The Company froze and terminated the domestic funded pension plan as of December 31, 2022 and the last of the required customary regulatory approvals for the termination were received in 2024. In connection with the termination of this plan, the liabilities were settled through a combination of (i) lump sum payments to eligible participants who elected to receive them and (ii) the purchase of annuity contracts for participants who either did not elect lump sums or were already receiving benefits. During the third quarter of 2024, the domestic funded pension plan’s remaining assets of $15.3 million were transferred to a suspense account in the trust for the IAC Inc. Retirement Savings Plan (the "IAC Plan"). In accordance with Internal Revenue Service ("IRS") requirements, assets in the suspense account are to be allocated to active People Inc. participants in the IAC Plan no less than ratably over a period not to exceed seven years, which may be accelerated. During the third quarter of 2024, the Company made its first asset allocation under the requirements and has made further allocations during 2025. See “Note 2—Financial Instruments and Fair Value Measurements” for additional information regarding this retirement investment fund.
The actuarial gain of $4.4 million and $5.5 million for the three and nine months ended September 30, 2024, respectively, primarily relates to the final annuity contract pricing and lump sum payments for the domestic funded pension plan, partially offset by investment performance and plan expenses.
The components of net periodic benefit cost (credit), other than the service cost component, are included in “Other income, net” in the statement of operations.
NOTE 7—INCOME TAXES
The Company is included within IAC’s tax group for purposes of federal and consolidated state income tax return filings. In all periods presented, the income tax provision and/or benefit has been computed for the Company on an as if standalone, separate tax return basis and payments to and refunds from IAC for the Company’s share of IAC’s consolidated federal and state tax return liabilities/receivables calculated on this basis have been reflected within operating activities in the statement of cash flows. Any differences between taxes currently payable to or receivable from IAC and the current tax provision computed on an as if standalone, separate return basis for GAAP are reflected as adjustments to additional paid-in capital and as financing activities within the statement of cash flows.
At the end of each interim period, the Company estimates the annual effective income tax rate and applies that rate to its ordinary year-to-date earnings or loss. The income tax provision or benefit related to significant, unusual, or extraordinary items, if applicable, that will be separately reported or reported net of their related tax effects are individually computed and recognized in the interim period in which they occur. In addition, the effect of changes in enacted tax laws or rates, tax status, judgment on the realizability of a beginning-of-the-year deferred tax asset in future years or unrecognized tax benefits is recognized in the interim period in which the change occurs.
The computation of the estimated annual effective income tax rate at each interim period requires certain estimates and assumptions including, but not limited to, the expected pre-tax income (or loss) for the year, projections of the proportion of income (and/or loss) earned and taxed in foreign jurisdictions, permanent and temporary differences and the likelihood of the realization of deferred tax assets generated in the current year. The accounting estimates used to compute the provision or benefit for income taxes may change as new events occur, more experience is acquired, additional information is obtained or the Company’s tax environment changes. To the extent that the estimated annual effective income tax rate changes during a quarter, the effect of the change on prior quarters is included in income tax provision or benefit in the quarter in which the change occurs.
For the three and nine months ended September 30, 2025, the Company recorded an income tax provision of $1.4 million and $19.8 million, respectively, which represents an effective income tax rate of 25% and 85%, respectively. For the three months ended September 30, 2025, the effective income tax rate was higher than the statutory rate of 21% due primarily to state taxes, partially offset by research credits. For the nine months ended September 30, 2025, the effective income tax rate was higher than the statutory rate of 21% due primarily to realized income tax shortfalls generated by stock-based awards, a deferred tax adjustment and state taxes. For the three and nine months ended September 30, 2024, the Company recorded an income tax benefit of $1.8 million and $21.3 million, respectively, which represents an effective income tax rate of 36% and 31%, respectively. For the three and nine months ended September 30, 2024, the effective income tax rate was higher than the statutory rate of 21% due primarily to research credits, partially offset by state taxes.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The Company’s income taxes are routinely under audit by federal, state, local and foreign authorities as a result of previously filed separate company and consolidated income tax returns with IAC. These audits include questioning the timing and the amount of income and deductions and the allocation of income and deductions among various tax jurisdictions. During the third quarter of 2025, the IRS notified IAC that its federal income tax return for the year ended December 31, 2023, has been selected for audit. Returns filed in various other jurisdictions are open to examination beginning with the 2015 tax year. Income taxes payable include unrecognized tax benefits considered sufficient to pay assessments that may result from the examination of prior year tax returns. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may not accurately anticipate actual outcomes and, therefore, may require periodic adjustment. Although management currently believes changes in unrecognized tax benefits from period to period and differences between amounts paid, if any, upon resolution of issues raised in audits and amounts previously provided will not have a material impact on the liquidity, results of operations and/or financial condition of the Company, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future.
The Company recognizes interest and, if applicable, penalties related to unrecognized tax benefits in the income tax provision. Accruals for interest and penalties are not material.
At September 30, 2025 and December 31, 2024, unrecognized tax benefits, including interest and penalties, were $7.8 million and $6.7 million, respectively. Unrecognized tax benefits, including interest and penalties, at September 30, 2025 increased by $1.1 million due primarily to research credits. If unrecognized tax benefits at September 30, 2025 are subsequently recognized, income tax expense would be reduced by $7.4 million, net of related deferred tax assets and interest. The comparable amount at December 31, 2024 was $6.4 million. The Company believes that it is reasonably possible that its unrecognized tax benefits could decrease by $0.3 million by September 30, 2026 due to statute expirations and expected settlements, all of which would reduce the income tax provision.
On July 4, 2025, the “One Big Beautiful Bill Act” (the “Act”) was enacted into law. The Act contains multiple changes to the Internal Revenue Code with certain changes effective in 2025 and others with effective dates through 2027. These changes include allowing accelerated tax deductions for domestic research expenditures and qualified property, and changes to the net interest expense deduction limitations. The Act has a limited effect on our estimated annual effective income tax rate.

NOTE 8—FINANCIAL STATEMENT DETAILS
Cash and Cash Equivalents and Restricted Cash
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the balance sheet to the total amounts shown in the statement of cash flows:

	September 30, 2025	December 31, 2024	September 30, 2024	December 31, 2023
	(In thousands)
Cash and cash equivalents	$280,370	$249,927	$263,964	$261,580
Restricted cash included in other current assets	—	7,195	7,596	7,119
Restricted cash included in other non-current assets	7,732	—	—	—
Total cash and cash equivalents and restricted cash as shown on the statement of cash flows	$288,102	$257,122	$271,560	$268,699
Restricted cash included in “Other current assets” and “Other non-current assets” in the balance sheet primarily consists of cash held in escrow related to the funded pension plan in the United Kingdom for all periods presented.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Credit Losses
The following table presents the changes in the allowance for credit losses:

	Nine Months Ended September 30,
	2025	2024
	(In thousands)
Balance at January 1	$6,096	$5,931
Current period provision for credit losses	2,643	2,158
Write-offs charged against the allowance	(3,999)	(3,549)
Recoveries collected	80	33
Other	—	159
Balance at September 30	$4,820	$4,732
Accumulated Depreciation and Amortization
The following table provides the accumulated depreciation and amortization within the balance sheet:

Asset Category	September 30, 2025	December 31, 2024
	(In thousands)
Leasehold improvements, buildings, equipment and capitalized software	$84,896	$71,436
Intangible assets	$616,424	$577,417
Other income, net

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(In thousands)
Interest income	$2,286	$2,850	$7,066	$9,164
Net periodic benefit (cost) credit, other than the service cost component	(120)	4,193	(364)	4,836
Other	2,700	502	3,157	825
Other income, net	$4,866	$7,545	$9,859	$14,825

NOTE 9—CONTINGENCIES
In the ordinary course of business, the Company is subject to various lawsuits and other contingent matters. The Company establishes accruals for specific legal and other matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Management has also identified certain legal and other matters where it believes an unfavorable outcome is not probable and, therefore, no accrual is established. Although management currently believes that resolving claims against the Company, including claims where an unfavorable outcome is reasonably possible, and for which the Company cannot estimate a loss or range of loss, will not have a material impact on the liquidity, results of operations or financial condition of the Company, these matters are subject to inherent uncertainties and management’s view of these matters may change in the future. The Company also evaluates other contingent matters, including unrecognized tax benefits and non-income tax contingencies, to assess the likelihood of an unfavorable outcome and estimated extent of potential loss. It is possible that an unfavorable outcome of one or more of these lawsuits or other contingencies could have a material impact on the liquidity, results of operations and/or financial condition of the Company. See “Note 7—Income Taxes” for information related to unrecognized tax benefits.

Index
DOTDASH MEREDITH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

NOTE 10—RELATED PARTY TRANSACTIONS
At September 30, 2025 and December 31, 2024, the Company had an outstanding payable due to IAC of $0.6 million and $17.5 million, respectively, related to the Company’s share of IAC’s consolidated tax liabilities, which is included in “Accrued expenses and other current liabilities” in the balance sheet. The balance outstanding at December 31, 2024 was subsequently paid to IAC in April 2025.
As permitted by the governing agreements, IAC has made capital contributions to the Company that the Company has subsequently distributed to IAC. Refer to “Note 3—Long-term Debt” for additional information.

In April 2025, the Company’s outstanding stock-based awards that were denominated in the equity of the Company were converted into IAC restricted stock units. Stock-based awards held by employees of the Company are settled in shares of IAC common stock, which are issued to employees net of a deduction of required tax withholdings, which are remitted on the employees’ behalf. The Company reimburses IAC in the form of cash and/or Company common shares at IAC’s election for stock-based awards settled in IAC common stock. At September 30, 2025 and December 31, 2024, the Company had an outstanding payable due to IAC of $0.1 million and $6.1 million, respectively, for the reimbursement for shares of IAC common stock used to settle stock-based awards held by employees of the Company and, as of December 31, 2024, the reimbursement of certain withholding taxes. These amounts were subsequently paid by the Company in October and February 2025, respectively.
NOTE 11—SUBSEQUENT EVENTS
In preparing these financial statements, management evaluated subsequent events through November 3, 2025, on which date the financial statements were available for issue.
On October 1, 2025, People Inc. completed an asset acquisition of certain assets of Feedfeed, a social-first food media publisher and influencer network (the “Feedfeed Acquisition”). People Inc. expects that the Feedfeed Acquisition will further expand and diversify People Inc.’s social food audience and advertising capabilities. The financial results of Feedfeed will be reported in the Digital segment beginning as of the acquisition date.